UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 2, 2004
                                   -----------

                           BENCHMARK BANKSHARES, INC.
             (Exact name of registrant as specified in its charter)

           Virginia                    000-18445                54-1380808
(State or other jurisdiction    (Commission File Number)      (IRS Employer
      of incorporation)                                     Identification No.)

           100 S. Broad Street
           Kenbridge, Virginia                                    23944
(Address of principal executive offices)                        (Zip Code)

       Registrant's telephone number, including area code: (434) 676-9054

                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
         CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

===============================================================================

Item 2.02
                  Results of Operations and Financial Condition.

         On November 2, 2004, the Registrant issued a press release reporting its financial results for the period ended September 30, 2004. A copy of the press release is being furnished as an exhibit to this report and is incorporated by reference into this Item 2.02.


Item 9.01         Financial Statements and Exhibits.

         (a) Exhibits. The following exhibit is being furnished pursuant to Item
             2.02 above.

             Exhibit No.                  Description

                99.1                      Press Release dated November 2, 2004


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  BENCHMARK BANKSHARES, INC.
                                  (Registrant)



Date:  November 2, 2004
                                               By:      /s/ Ben L. Watson, III
                                                        ----------------------

                                                        Ben L. Watson, III
                                                        President and CEO

                                  Exhibit 99.1


                      NEWS RELEASE, DATED NOVEMBER 2, 2004
                           BENCHMARK BANKSHARES, INC.
                               KENBRIDGE, VIRGINIA
                       FOR DISTRIBUTION TO AREA NEWS MEDIA

                          Ben L. Watson, III, President

                           Benchmark Bankshares, Inc.
                          Reports Third Quarter Results

KENBRIDGE, VA, November 2, 2004 - Benchmark Bankshares Inc. (BMRB.OB) reported net income of $938,151, or $0.32 per share, for the third quarter of 2004 and net income of $2.67 million, or $0.90 per share, for the first nine months of the year. Quarterly net income increased by $144,638, or 18.23%, over the third quarter of 2003, while year-to-date earnings were up $185,150, or 7.45%, when compared to the first nine months of 2003.

During the third quarter, gross loans increased by $735,431, total assets increased by $3.12 million, and deposits grew by $2.16 million. Compared to one year ago, total loans have grown by $10.90 million, assets have increased by $6.86 million, and deposits are up by $4.25 million. As a result, the bank's loans-to-deposits ratio of 88.44% on September 30, 2004 increased from the 85.56% posted one year ago, positioning a majority of funds among the bank's highest yielding assets. Shareholders' equity at September 30, 2004 amounted to $30.49 million, or 10.71% of total assets. This compares to the September 30, 2003 level of $27.98 million, or 10.08% of assets. Book value per share of $10.25 at the end of the quarter was up from $9.44 a year ago.

Benchmark Bankshares Inc. is the holding company of Benchmark Community Bank, a community bank based in Kenbridge, VA. The bank operates ten offices, located in Kenbridge, Victoria, South Hill, Farmville, Lawrenceville, Crewe, Blackstone, Chase City, and Clarksville in addition to a recently-established loan production office in South Boston. Services are also provided through ten ATMs, Internet Banking, and 24-hour telephone banking. Additional information, including a summary of the bank's financial performance, is available on the bank's website at www.BCBonline.com.

                            Period Ended
                            September 30,
3 Months                               2004               2003
--------                               ----               ----

Net Income                             $938,151           $793,513
Per Share Earnings                        $0.32              $0.27

9 Months                               2004               2003
--------                               ----               ----
Net Income                             $2,671,825         $2,486,675
Per Share Earnings                          $0.90              $0.84
Return on Assets                            1.25%              1.23%
Return on Equity                           12.05%             12.20%
Total Assets                         $284,622,524       $277,757,115
Total Loans                          $223,266,288       $212,365,504
Total Deposits                       $252,457,196       $248,203,231
Stockholders' Equity                  $30,490,446        $27,986,231